Exhibit 3.2

AMENDED AND RESTATED BYLAWS OF

AMERICAN WATER WORKS COMPANY, INC.

a Delaware corporation

As adopted on                     , 2008

with effect from                     , 2008

i

Table of Contents

(continued)

ii

AMENDED AND RESTATED

BYLAWS OF

AMERICAN WATER WORKS COMPANY, INC.

a Delaware corporation

As adopted on                     , 2008

with effect from                     , 2008

ARTICLE I

Offices

SECTION 1. Registered Office. The registered office of American Water Works Company, Inc. (the “Corporation”) in the State of Delaware shall be located in the City of Wilmington.

SECTION 2. Other Offices. The Corporation may also have offices in such places, within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

SECTION 1. Annual Meetings. The annual meeting of the stockholders for the election of directors and for such other business as may properly come before the meeting shall be held at such place (within or without the State of Delaware), date and hour as shall be designated by the Board or as shall be designated in the notice or waiver of notice thereof.

SECTION 2. Special Meetings. Special meetings of the stockholders may be held only upon call by the Board or the Chairman of the Board or President or a stockholder or stockholders holding at least 15% of the shares of stock of the Corporation issued and outstanding and entitled to be voted at the meeting, at such place and at such time and date as may be fixed by the body or person or persons giving such call, and as may be stated in the notice setting forth such call. Only business within the purpose or purposes described in the notice or waiver of notice required by these Bylaws may be conducted at a special meeting of the stockholders.

SECTION 3. Notice of Meetings. (a) Each stockholder of record of each class of stock of the Corporation then outstanding and entitled to vote at any meeting of stockholders shall be given written notice of such meeting, which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Each stockholder receiving such a notice shall be entitled to attend such meeting. Except as otherwise expressly required by law, notice of each meeting of stockholders shall be given not less than ten nor more than sixty days before the date of such meeting to each stockholder entitled to vote at such meeting.

(b) Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened

SECTION 4. Quorum. At each meeting of the stockholders, except as otherwise expressly required by law or the Corporation’s Restated Certificate of Incorporation, stockholders holding a majority of the shares of stock of the Corporation issued and outstanding and entitled to be voted at the meeting shall be present in person or by proxy to constitute a quorum for the transaction of business. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting interest of those present in person or by proxy and entitled to vote thereat, or any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting until stockholders holding the amount of stock requisite for a quorum are present in person or by proxy. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 5. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, or in his or her absence by the President, or such other person as the Board may determine. The Secretary shall act as secretary of the meeting, and in his or her absence such other person as the person presiding over the meeting may appoint.

SECTION 6. Voting. When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law, the rules and regulations of any stock exchange or quotation system applicable to the Corporation, these Bylaws or the Corporation’s Restated Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

SECTION 7. Notice of Stockholder Business and Nominations. (a) Annual Meetings of Stockholders.

(i) Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) by or at the direction of the Chairman of the Board or the Board generally, (B) pursuant to the Corporation’s notice of meeting (or any supplement thereto) or (C) by any stockholder of the Corporation who is entitled to vote at the meeting and who complies with the notice procedures set forth in clauses (ii) and (iii) of this paragraph and who was a stockholder of record at the time such notice is delivered to the Secretary.

(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder, pursuant to clause (C) of paragraph (a)(i) of this Section 7 (or before a special meeting of stockholders pursuant to paragraph (b) of this Section 7), the stockholder must have given timely notice thereof in writing to the Secretary and any such proposed business other than the nominations of persons for election to the Board must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than one hundred and twenty days prior to the first anniversary of the date of the Corporation’s proxy statement released to stockholders in connection with the preceding year’s annual meeting; provided, however, that if the Corporation did not hold an annual meeting the preceding year or if the date of the annual meeting is changed by more than thirty days from the date of the preceding year’s annual meeting, to be timely, notice by the stockholder must be delivered not later than the tenth day following the day on which public announcement is first made of the date of the annual meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in each case including any successor rule or regulation thereto, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of any beneficial owner on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and any beneficial owner on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporation’s books, and the name, address and phone number of such beneficial owner, (2) the number and class of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (3) a description of any and all arrangements or understandings between such stockholder and such beneficial owner, (4) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination and (5) a representation as to whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule l4a-8 (or any successor thereto) promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(iii) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 7 to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement made by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least one hundred and twenty days prior to the first anniversary of the date of the Corporation’s proxy statement released to stockholders in connection with the preceding year’s annual meeting, a stockholder’s notice under this paragraph shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. Only such business as shall have been brought before the special meeting of the stockholders pursuant to the notice or waiver of notice of the meeting shall be conducted at such meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the notice or waiver of notice of the meeting (i) by or at the direction of the Board, (ii) by the stockholder or stockholders who called such meeting or (iii) by any other stockholder of the Corporation who is entitled to vote at such meeting, who complies with the notice procedures set forth in this Section 7 and who is a stockholder of record at the time such notice is delivered to the Secretary. Nominations by such other stockholders of persons for election to the Board may be made at such special meeting of stockholders if the stockholder’s notice as required by paragraph (a)(ii) of this Section 7 shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(c) General. Other than as set forth in Article III, Section 5 hereof, only persons who are nominated in accordance with the procedures set forth in this Section 7 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 7. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 7 and, if any proposed nomination or business is not in compliance with this Section 7, to declare that such defective proposal or nomination shall be disregarded.

SECTION 8. Postponement and Cancellation of Meeting. Any previously scheduled annual or special meeting of the stockholders may be postponed, and any previously scheduled annual or special meeting of the stockholders called by the Board may be canceled, by resolution of the Board upon public notice given prior to the time previously scheduled for such meeting of stockholders.

ARTICLE III

Board of Directors

SECTION 1. General Powers. The property, business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Restated Certificate of Incorporation directed or required to be exercised or done by the stockholders.

SECTION 2. Number and Term of Office. The number of directors which shall constitute the whole Board shall be fixed from time to time by the Board. Directors need not be stockholders or citizens or residents of the United States of America. Except as provided in Section 5 of this Article III, directors shall be elected at the annual meeting of the stockholders by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. Each of the directors of the Corporation shall hold office until his or her successor shall be elected and shall qualify or until his or her earlier death or resignation or removal in the manner hereinafter provided.

SECTION 3. Resignations. Any director may resign at any time by giving written notice of his or her resignation to the Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, then it shall take effect when accepted by action of the Board. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 4. Removal of Directors. Any director or the entire Board may be removed, with or without cause, at any time upon the affirmative vote of holders of a majority of the shares then entitled to vote at an election of directors.

SECTION 5. Vacancies. Vacancies in the Board and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director or by the stockholders of the Corporation at the next annual meeting or any special meeting called for the purpose. Each director so chosen shall hold office until his or her successor shall be elected and shall qualify or until his or her earlier death or resignation or removal in the manner as herein provided.

SECTION 6. Place of Meetings. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be designated in the respective notices or waivers of notice thereof.

SECTION 7. Annual and Regular Meetings. The annual meeting of the Board for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as possible following adjournment of the annual meeting of the stockholders at the place of such annual meeting of the stockholders. Notice of such annual meeting of the Board need not be given. The Board from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Delaware), date and time of such meetings. Notice of regular meetings need not be given; provided, however, that if the

Board shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or sent by telephone, telegraph, facsimile, electronic mail or other electronic means to each director who shall not have been present at the meeting at which such action was taken, addressed to him or her at his or her usual place of business, or shall be delivered to him or her personally.

SECTION 8. Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman of the Board, the President or at least two of the directors, at such place, date and time as may be specified in the respective notices or waivers of notice of such meetings. Special meetings of the Board may be called on at least twenty-four hours’ notice to each director if notice is given to each director personally or by telephone, telegraph, facsimile, electronic mail or other electronic means, or on three days’ notice from the official date of deposit in the mail if notice is sent by internationally recognized courier to each director, addressed to him or her at his or her usual place of business. Such notice need not state the purpose of, nor the business to be transacted at, that meeting, except as may otherwise be required by law. Notice need not be given to a director present at a meeting. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing either before or after that meeting.

SECTION 9. Quorum and Manner of Acting. Except as provided by law, the Restated Certificate of Incorporation or these Bylaws, a majority of the total number of directors shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present thereat. Notice of any adjourned meeting need not be given.

SECTION 10. Organization. The Board shall elect a Chairman of the Board from among the directors. Meetings of the Board shall be presided over by the Chairman of the Board, or such other person as the Board may determine. The Secretary shall act as secretary of the meeting, and in his or her absence such other person as the person presiding over the meeting may appoint.

SECTION 11. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the minutes of the proceedings of the Board or such committee.

SECTION 12. Meetings by Telephone, etc. Any one or more members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

SECTION 13. Compensation. Each director, in consideration of his or her serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at meetings of the Board or of any committee, or both, as the Board shall from time to time determine. The Board may likewise provide that the Corporation shall reimburse each director or member of a committee for any expenses incurred by him or her on account of his or her attendance at any such meeting. Nothing contained in this Section shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

Committees

SECTION 1. Committees. The Board shall, by resolution passed by a majority of the directors, designate a compensation committee, a nominating and governance committee, an audit committee and, if so desired from time to time, other committees to serve at the pleasure of the Board. Each committee shall consist of two or more of the directors of the Corporation, which to the extent permitted by law and provided in such resolution or these Bylaws shall have and may exercise the powers of the Board in the management and affairs of the Corporation. Such committee(s) shall have such name(s) as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.

SECTION 2. Committee Rules. Each committee of the Board may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by the resolution of the Board designating such committee or the charter adopted by the Board for such committee. In the absence of such rules, each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article III of these Bylaws.

ARTICLE V

Officers

SECTION 1. Number. The principal officers of the Corporation shall be designated by the Board and shall consist of a President, such number of Vice Presidents as the Board may determine from time to time, a Treasurer, a Secretary and such number of Assistant Treasurers and Assistant Secretaries as the Board may determine from time to time. The Board may, in its discretion, create such offices and confer such titles as Chief Executive Officer, Chief Financial Officer or Chief Operating Officer and designate any Vice President by a number or numbers or a word or words (including, without limitation, the words “Executive” and “Senior”) added before or after such title. The Board may appoint, and authorize the appointment of, such other officers of the Corporation as the Board deems necessary who shall have such authority and shall perform such duties as these Bylaws or as the Board may prescribe. Any number of offices may be held by the same person, except that no person may simultaneously hold the offices of President and Secretary.

SECTION 2. Term of Office. Each officer shall hold office until his or her successor is duly elected and qualified or until his or her earlier death or resignation or removal in the manner hereinafter provided.

SECTION 3. Removal and Resignation. All officers and agents of the Corporation shall be subject to removal, with or without cause, at any time by the affirmative vote of a majority of the Board, or, except in the case of any officer elected by the Board, by any committee or superior officer upon whom such power may be conferred by the Board. Designation of an officer shall not itself create contract rights. Any officer may resign at any time by giving written notice of his or her resignation to the President or the Secretary, and such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, shall take effect when accepted by action of the Board. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 4. President. The President, subject to the direction of the Board, shall have such powers and perform such duties as pertain to the office of President and as the Board may from time to time prescribe, shall have the direction of all subordinate officers, agents and employees and may assign such duties to such other officers as he or she deems appropriate, and shall perform such other duties and exercise such other powers as may from time to time be prescribed by these Bylaws or the Board.

SECTION 5. Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board or the President may from time to time prescribe and shall perform such other duties as may be prescribed by these Bylaws. At the request of the President, or in case of his or her absence or inability to act, any of the Vice Presidents shall perform the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.

SECTION 6. Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and shall deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these Bylaws. He or she shall disburse the funds of the Corporation as may be ordered by the Board, making proper vouchers for such disbursements, and shall render to the Board whenever required to do so, and shall present at the annual meeting of the stockholders, if called upon to do so, a statement of all his or her transactions as Treasurer. He or she shall have such powers and perform such duties as pertain to the office of Treasurer and shall perform such other duties as may from time to time be assigned to him or her by the Board.

SECTION 7. Secretary. The Secretary shall keep the records of the proceedings of all meetings of the stockholders and the Board or any committees thereof. He or she shall affix the seal of the Corporation to all deeds, contracts, bonds or other instruments requiring the corporate seal when the same shall have been signed on behalf of the Corporation by a duly authorized officer and shall be the custodian of all contracts, deeds, documents and all other indicia of title to properties owned by the Corporation and of its other corporate records (except accounting records). He or she shall have such powers and perform such duties as pertain to the office of Secretary and shall perform such other duties as may from time to time be assigned to him or her by the Board.

SECTION 8. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board or by the person responsible for appointing such officers, assistant officers and agents, as the case may be.

SECTION 9. Execution of Contracts and Instruments. Notwithstanding the foregoing description of the duties and powers of corporate officers, the Board may from time to time limit or qualify such duties and powers by an instrument designated by the Board or pursuant to the Board’s delegated authority as a corporate delegation of authority, and the duties and powers of the Corporation’s officers shall be so limited. The Board may also from time to time specifically authorize one or more officers or agents of the Corporation to enter into such contracts, execute such instruments and take such other actions in the name of and on behalf of the Corporation for such specific purposes and in connection with such specific matters and transactions as the Board in its discretion may determine. Any instrument may be executed on behalf of and in the name of the Corporation: (a) by the Chairman of the Board, the President, the Chief Executive Officer (if any), the Chief Financial Officer (if any), the Chief Operating Officer (if any) or any Vice President, together with the Secretary, the Treasurer or any Assistant Secretary, or any Assistant Treasurer, in each case, subject to any instrument that the Board or those authorized by it may designate as a “corporate delegation of authority”,

(b) by such officers specifically authorized to act by Board resolution for a specific purpose or (c) by any other person authorized to do so by, and subject to the limits stated in, the instrument that the Board or those authorized by it may designate as a “corporate delegation of authority”, and such persons shall be deemed agents of the Corporation for such purposes. Except as otherwise designated or expressly authorized by these Bylaws, or an instrument properly designated as a “corporate delegation of authority” no officer, employee or agent shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

SECTION 10. Security. The Board may require any officer, agent or employee of the Corporation to provide security for the faithful performance of his or her duties, in such amount and of such character as may be determined from time to time by the Board.

ARTICLE VI

Proxies, Checks, Drafts, Bank Accounts, Etc.

The President, or any other officer designated by the Board as having such authority, shall have authority from time to time to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities or interests in any other corporation or business entity and to vote or consent in respect of such stock, securities or interest; the President or such designated officers may designate an agent or agents to perform such function and may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and the President or such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights. All checks and drafts on the Corporation bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents or other employee or employees as shall be thereunto authorized from time to time by the Board. Third parties shall be entitled to rely on the authority delegated by the Board or pursuant to its delegated authority in an instrument designated as a “corporate delegation of authority” as to all matters governed by this Article VI.

ARTICLE VII

Books and Records

The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board may from time to time determine.

ARTICLE VIII

Seal

The corporate seal shall have inscribed thereon the name of the Corporation and the words “Corporate Seal Delaware 1936.” In lieu of the corporate seal, when so authorized by the Board or a duly empowered committee thereof and permitted by law, a facsimile thereof may be impressed or affixed or reproduced.

ARTICLE IX

Fiscal Year

The fiscal year of the Corporation shall end on the 31st day of December in each year, unless changed by resolution of the Board.

ARTICLE X

Indemnification

SECTION 1. Right to Indemnification. The Corporation shall indemnify to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was or had agreed to become a director or officer of the Corporation or an employee of the Corporation specifically designated by the Board as an indemnified employee, or is or was serving or had agreed to serve at the request of the Corporation as a director, officer, partner, member, trustee or agent, or such an employee, of another corporation, partnership, limited liability company, joint venture, trust or other enterprise (including the heirs, executor, administrators or estate of such person), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, partner, member, trustee, agent or employee, or in any other capacity while serving as a director, officer, partner, member, trustee, agent or employee, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such service; provided, however, that except as provided in Section 2 of this Article X the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding was authorized by the Board, either generally or in the specific instance.

SECTION 2. Expenses. The right to indemnification shall include the advancement of expenses incurred by any person described in Section 1 of this Article X in defending any such Proceeding in advance of its final disposition in accordance with procedures established from time to time by the Board; provided, however, that the director, officer, partner, member, trustee, agent or employee shall deliver to the Corporation an undertaking to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that he or she is not entitled to be indemnified for such expenses under this Article X or otherwise, such undertaking to be in form and substance reasonably acceptable to the Corporation and which may further specify the conditions upon which indemnification for expenses is available given the facts and circumstances of such Proceeding.

SECTION 3. Continuation of Rights. The rights of indemnification provided in this Article X shall be in addition to any rights to which any person may otherwise be entitled by law or under any Bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. Such rights shall continue as to any person who has ceased to be a director, officer, partner, member, trustee, agent or employee and shall inure to the benefit of his or her heirs, executors and administrators, and shall be applicable to proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof.

SECTION 4. Contract Rights. The obligations of the Corporation to indemnify a director, officer, partner, member, trustee, agent or employee under this Article X, including the duty to advance expenses, shall be considered a contract between the Corporation and such individual, and no modification or repeal of any provision of this Article X shall affect, to the detriment of the individual, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal.

SECTION 5. Insurance and Funding. The Corporation may purchase and maintain insurance to protect any person against any liability or expense asserted against or incurred by such person in connection with any Proceeding, whether or not the Corporation would have the power to indemnify such person against such liability or expense by law or under this Article X or otherwise, provided that such insurance is available on acceptable terms, which determination shall be made by the Board. The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to insure the payment of such sums as may become necessary to effect indemnification as provided herein.

SECTION 6. Severability. If this Article X or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director and officer and any other person indemnified pursuant to this Article X as to all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes, penalties and amounts paid or to be paid in settlement) with respect to any Proceeding to the full extent permitted by any applicable portion of this Article X that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE XI

Shares and Their Transfer

SECTION 1. Certificates for Shares. The shares of the Corporation shall be represented by certificates, or shall be uncertificated shares evidenced by a book-entry system, or a combination of both. Certificates shall be signed by, or in the name of the Corporation by, (i) the President or a Vice President and (ii) the Secretary or an Assistant Secretary, certifying the number and class of shares of the Corporation owned by the holder of such certificate. If such a certificate is countersigned (a) by a transfer agent or an assistant transfer agent other than the Corporation or its employee or (b) by a registrar other than the Corporation or its employee, the signature of any such President, Vice President, Secretary or Assistant Secretary may be a facsimile. In case any officer(s) who have signed, or whose facsimile signature(s) have been used on, any such certificate(s) shall cease to be such officer(s) of the Corporation, whether because of death, resignation or otherwise, before such certificate(s) have been delivered by the Corporation, such certificate(s) may nevertheless be issued and delivered as though the person or persons who signed such certificate(s) or whose facsimile signature(s) have been used thereon had not ceased to be such officer(s) of the Corporation.

SECTION 2. Record. A record shall be kept of the name of the person, firm or corporation owning each share of stock of the Corporation, including, in the case of stock represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate, and the date thereof, and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

SECTION 3. Transfers of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except when a certificate is issued in accordance with Section 4 of this Article XI, in the case of stock represented by a certificate, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

SECTION 4. Lost, Destroyed or Mutilated Certificates. In the case of an alleged loss or destruction or the mutilation of a certificate representing stock of the Corporation, a new certificate may be issued in place thereof, in the manner and upon such terms as the Board may prescribe.

ARTICLE XII

General Provisions

SECTION 1. Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

SECTION 2. Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Corporation’s Certificate of Incorporation, the General Corporation Law of the State of Delaware or any other applicable law, such provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE XIII

Amendments

These Bylaws, or any of them, may be altered, amended or repealed by the Board, or by the stockholders of the Corporation as provided in the Corporation’s Restated Certificate of Incorporation.

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